Exhibit 3.45

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:43 AM 10/25/2006
FILED 10:43 AM 10/25/2006
SRV 060978294 - 4240614 FILE

CERTIFICATE OF FORMATION

OF

QUALITY TECHNOLOGY SERVICES, NORTHEAST, LLC

This Certificate of Formation of Quality Technology Services, Northeast, LLC (the “LLC”), dated October 25, 2006, has been duly executed and is being filed by Mark L. Waddington, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq).

FIRST. The of the limited liability company formed hereby is Quality Technology Services, Northeast, LLC.

SECOND. The address of the registered Office of the LLC in the State of Delaware is c/o Capitol Services, Inc., 615 South DuPont Highway, Dover, Kent County, Delaware 19901.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are Capitol Services, Inc., 615 South DuPont Highway, Dover, Kent County, Delaware 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Mark Waddington
Name: Mark Waddington
Authorized Person